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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 333-61101, as amended; and No. 333-35051 on Form S-3 of Hearst-Argyle Television, Inc. and in Registration Statement No. 333-35043 on Form S-8 of Hearst-Argyle Television, Inc. of our report dated February 5, 2001 (February 23, 2001 as to Note 18), appearing in this Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche

New York, New York
March 27, 2001